UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2003
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PUROFLOW INCORPORATED
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction or incorporation)

0-5622	13-1947195
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(Commission File Number)	(I.R.S. Employer I.D. Number)

One Church Street
Suite 302
Rockville, MD	20850
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(Address of Principal Executive Offices)	(Zip Code)

(301) 315-0027
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(Registrant's telephone number; including area code)

ITEM  2.  Acquisition or Disposition of Assets:

On July 17, 2003, Puroflow Incorporated ("PFLW") acquired Southern Maryland Cable, Inc. ("SMC"), by merger of SMC into PFLW's wholly owned subsidiary, PFLW/SMC Acquisition Corporation. ("PAC").

SMC provides communications infrastructure installation and utility construction services to commercial customers and agencies of the United States federal government. For the year ended December 31, 2002, SMC had revenues of  approximately $8,808,000. The purchase price of approximately $4,000,000 was satisfied in cash.

The SMC purchase amount was in excess of the total fair value of the net assets acquired. PFLW is currently reviewing the allocation of the excess purchase amount to goodwill, intangibles and other assets.

ITEM  7.  Financial Statements, Pro Forma Financial Information and Exhibits:

(a)           Financial Statements of Businesses Acquired: Puroflow Incorporated will file an amended Form 8-K as permitted under the rules of the Exchange Act which includes financial statements of the business acquired, as well as pro forma financial information.

(b)           Pro Forma Financial Information: Puroflow Incorporated will file an amended Form 8-K as permitted under the rules of the Exchange Act which includes financial statements of the business acquired, as well as pro forma financial  information.

(c)        Exhibits:

10.01    Agreement and plan of merger dated July 17, 2003 by and between Southern Maryland Cable, Inc., Puroflow Incorporated and PFLW/SMC Acquisition Corporation.

                SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUROFLOW INCORPORATED
Date: July 29, 2003
	BY	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chairman of the Board and Chief
Executive Officer

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